UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2025

RELMADA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39082	45-5401931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2222 Ponce de Leon Blvd., Floor 3 Coral Gables, FL	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 547-9591

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, $0.001 par value per share	RLMD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 4, 2025, Relmada Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and Leerink Partners LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), in connection with an underwritten offering (the “Offering”) of (i) 40,142,000 shares (“Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price of $2.20 per share and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 5,315,000 shares of Common Stock (the “Pre-Funded Warrant Shares”) at a price of $2.199 per Pre-Funded Warrant, which represents the per share public offering price for the Shares less the $0.001 per share exercise price for each such Pre-Funded Warrant. All of the Shares and Pre-Funded Warrants in the Offering are being sold by the Company.

The net proceeds from the Offering are expected to be approximately $100 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. The Company may receive nominal proceeds, if any, from the exercise of the Pre-Funded Warrants. The Company currently intends to use the net proceeds from the Offering, together with its existing cash, cash equivalents, and short-term investments, for working capital and general corporate purposes, which includes, without limitation, clinical studies required to gain regulatory approvals, implementation of adequate systems and controls to allow for regulatory approvals, further development of its product candidates, investing in or acquiring companies that are synergistic with or complementary to its technologies, licensing activities related to its current and future product candidates, the development of emerging technologies, investing in or acquiring companies that are developing emerging technologies, licensing activities, or the acquisition of other businesses.

Each of the Pre-Funded Warrants is immediately exercisable, has an exercise price of $0.001 and may be exercised at any time after the date of issuance. A holder of Pre-Funded Warrants may not exercise its Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own more than 9.99% (or, at the election of the purchaser, 4.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to such exercise. A holder of Pre-Funded Warrants may increase or decrease this percentage not in excess of 9.99% by providing at least 61 days’ prior notice to the Company.

Company insiders, including the Company’s Chief Executive Officer, Chief Financial Officer and certain other officers and members of the Company’s board of directors, will be purchasing approximately $2.6 million of shares of Common Stock in the Offering. The purchase price per share of Common Stock for these Company insiders was the same as paid by other investors in the Offering.

The Offering was made pursuant to a prospectus supplement dated November 4, 2025 (the “Prospectus Supplement”), and an accompanying base prospectus dated September 12, 2024 that forms a part of the Registration Statement on Form S-3 (No. 333-281877), which was initially filed by the Company with the Securities and Exchange Commission (“SEC”) on August 30, 2024 and declared effective by the SEC on September 12, 2024.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the Underwriters may be required to make because of any of those liabilities. Pursuant to the terms of the Underwriting Agreement, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock and securities convertible into shares of Common Stock during the 90 day period following the date of the Underwriting Agreement.

The foregoing descriptions of the Underwriting Agreement and Pre-Funded Warrant are qualified in their entirety by reference to the full text of the Underwriting Agreement and Form of Pre-Funded Warrant, copies of which are filed as Exhibits 1.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. A copy of the opinion of Holland & Hart LLP relating to the legality of the issuance and sale of the Shares, Pre-Funded Warrants and Pre-Funded Warrant Shares in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference, and a copy of the opinion of Lowenstein Sandler LLP relating to the legality of the issuance and sale of the Pre-Funded Warrants in the Offering is filed as Exhibit 5.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On November 4, 2025, 2025, the Company issued a press release announcing that it had priced the Offering. A copy of the press release is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may involve risks and uncertainties, such as statements related to the Company’s ability to complete the Offering and the expected use of the proceeds from the Offering. The risks and uncertainties involved include the risks detailed from time to time in the Company’s SEC filings, including in its Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 27, 2025, and the Prospectus Supplement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 4, 2025, by and among Relmada Therapeutics, Inc. and Jefferies LLC and Leerink Partners LLC, as representative of the several underwriters named therein.
4.1	Form of Pre-Funded Warrant.
5.1	Opinion of Holland & Hart LLP.
5.2	Opinion of Lowenstein Sandler LLP.
23.1	Consent of Holland & Hart LLP (contained in Exhibit 5.1 hereto).
23.2	Consent of Lowenstein Sandler LLP (contained in Exhibit 5.2 hereto).
99.1	Press Release, dated November 4, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2025	RELMADA THERAPEUTICS, INC.

	By:	/s/ Sergio Traversa
	Name:	Sergio Traversa
	Title:	Chief Executive Officer

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